UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[

Check the appropriate box:

 [   ] Preliminary Proxy Statement     [    ]  Confidential, for Use of the
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 [   ] Definitive Additional Materials         Rule 14a-6(e)(2))
 [   ] Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12

                            CFC International, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        was paid previously.  Identify the previous filing by registration
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                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                                 March 29, 2000




Dear Stockholder:


         You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on Wednesday, April 26, 2000 at 1:00 p.m. Central Time.

         We remain very optimistic about our business. I remain hopeful about and dedicated to growth through acquisition, without dilution. These are, indeed, exciting times at CFC International.

         The election of directors, consideration of the CFC International, Inc. 2000 Stock Option Plan and 2000 Directors' Stock Option Plan, and related matters are more fully described in the enclosed Proxy Statement. Please read the Proxy Statement closely and mark, date, and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.


                                   Sincerely,

                                   [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                   Roger F. Hruby
                                   Chairman of the Board,
                                   Chief Executive Officer


                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                500 State Street, Chicago Heights, Illinois 60411

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 26, 2000

         You are cordially invited to attend the annual meeting of stockholders of CFC International, Inc., which will be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois on April 26, 2000 at 1:00 p.m. Central Time, for the following purposes:

1.       To elect directors;

2.       To approve the CFC International, Inc. 2000 Stock Option Plan;

3.       To approve the CFC International, Inc. 2000 Directors' Stock Option
         Plan; and

4. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on March 20, 2000 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Harris Trust & Savings Bank, 311 West Monroe, 14th Floor, Chicago, Illinois for a period of ten days prior to the meeting.

         A proxy statement and a proxy card solicited by the Board of Directors are enclosed. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                   [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                   Dennis W. Lakomy
                                   Executive Vice President,
                                   Chief Financial Officer,
                                   Treasurer, and Secretary
Chicago Heights, Illinois
March 29, 2000


               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                             CFC INTERNATIONAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 26, 2000


         We are sending you this Proxy Statement in connection with the solicitation by the Board of Directors of CFC International, Inc. of proxies for use at the annual meeting of stockholders of the Company to be held at the University of Chicago, Graduate School of Business, The Conference Center, 450 North Cityfront Plaza Drive, Chicago, Illinois at 1:00 p.m. Central Time, on Wednesday, April 26, 2000, and at any postponement or adjournment of the annual meeting. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting in accordance with the directions you provide. If you do not provide any direction, your proxy will be voted for the election of the nominees named as directors, for the approval of the CFC International, Inc. 2000 Stock Option Plan (the "2000 Plan"), for the approval of the CFC International, Inc. 2000 Directors' Stock Option Plan (the "2000 Directors' Plan") and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

         Our principal executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 (telephone: 708/891-3456). This Proxy Statement is dated March 29, 2000 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "CFC International," "Company," "we," "our," "ours," and "us" refer to CFC International, Inc.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only stockholders of record at the close of business on March 20, 2000 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock is our common stock, par value $.01 per share (the "Common Stock"), of which 4,201,866 shares were outstanding as of the close of business on March 20, 2000. Each share of Common Stock is entitled to one vote.

         The seven nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. Approval of the 2000 Plan and the 2000 Directors' Plan and, in general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. An abstention, direction to withhold authority, or broker non-vote will have no effect on the election of directors. On approval of the 2000 Plan and the 2000 Directors' Plan, abstentions will have the effect of a no vote, while broker non-votes will not be counted as shares entitled to vote on either proprosal and will have no effect on the outcome of the vote. An automated system administered by our transfer agent will tabulate the votes.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2001. All of the nominees are serving as directors as of the date of this Proxy Statement.

         Unless you instruct us otherwise, your properly executed proxy, that is returned in a timely manner, will be voted for election of the seven nominees. If, however, any of the nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, the proxies will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

         Biographical information as of March 29, 2000 concerning the seven nominees is presented below:

         Roger F. Hruby, age 65, has been a director of the Company since its formation. Currently, Mr. Hruby also serves as the Company's Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the President and Chief Operating Officer of the Company's predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc. in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemical's Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with annual sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemical's specialty transferable solid coatings division from Morton Thiokol, and has been Chairman of the Board and Chief Executive Officer since the date of its incorporation. He was also President of the Company from its incorporation until June 1995, and from January 1998 to January 1999. Mr. Hruby has been involved in the specialty chemical industry since 1958. Mr. Hruby earned a bachelor degree in chemistry from North Central College and a Masters of Business Administration from the University of Chicago.

         William G. Brown, age 56, has been a director of the Company since August 1995. Mr. Brown currently is a member of Bell, Boyd & Lloyd LLC, Chicago, Illinois, counsel to the Company. He is also a director of Lifemark Corporation, MYR Group and Dovenmuehle Mortgage, Inc.

         Robert B. Covalt, age 67, became a director of the Company in August 1997. Mr. Covalt has been Chief Executive Officer of Sovereign Specialty Chemicals, Inc. since 1996. Prior thereto, he served in several capacities with Morton International, Inc., a salt and specialty chemicals company, most recently as Executive Vice President and President of the Specialty Chemicals Group.

         Richard L. Garthwaite, age 49, was named director of the Company on March 26, 1999. Currently, Mr. Garthwaite also serves as the Company's President and Chief Operating Officer. Prior thereto, Mr. Garthwaite was President and Chief Executive Officer of A.L. Hyde Company, which is a manufacturer of plastic products and a division of Danaher Corporation, from 1990.

         Dennis W. Lakomy, age 55, has been a director of the Company since August 1995. Mr. Lakomy also is Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding the Company with Mr. Hruby in 1986. Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.

         Richard Pierce, age 60, became a director of the Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company since 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which he joined in 1976.

         David D. Wesselink, age 56, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He currently is the Executive Vice President and Chief Financial Officer of Metris Companies Inc., a direct marketer of consumer credit products and fee-based services, which he joined in 1998. He was previously Chief Financial Officer of Advanta Corporation, a consumer credit company, from 1993 until March 1998. Prior thereto, he served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research.

           The Board of Directors unanimously recommends that you vote
            "FOR" the election of each of the nominees for director.

Meetings and Committees of the Board

         The three standing committees of the Board of Directors are the Audit Committee, the Stock Option Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held four meetings in 1999.

         The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's independent auditors, reviewing the overall scope of the independent auditors' examination, reviewing the proposed annual financial statements of the Company with the independent auditors and reporting a summary of the Audit Committee's conclusions to the Board of Directors; and reviewing the Company's internal controls and accounting policies with the independent auditors and certain officers of the Company. The Audit Committee currently consists of Messrs. Covalt, Pierce, and Wesselink.

         The Stock Option Committee is responsible for the administration and interpretation of, and the granting of options under the CFC International, Inc. Stock Option Plan (the "Stock Option Plan"), the CFC International, Inc. Directors' Stock Option Plan (the "Directors' Stock Option Plan") and the CFC International, Inc. Stock Purchase Plan (the "Stock Purchase Plan" and, collectively with the Stock Option Plan and Directors' Stock Option Plan, referred to as the "Employee Plans"). If stockholders approve the 2000 Plan and the 2000 Directors' Plan, the Stock Option Committee also will administer, interpret and grant options under each of those Plans. Messrs. Covalt, Pierce and Wesselink currently are the members of the Stock Option Committee.

         The Compensation Committee is responsible for approving all employment contracts, if any, and salaries of officers of the Company. The Compensation Committee also is responsible for all bonuses, other payments, plans (other than the Employee Plans), programs, and benefits for the Company's officers. Messrs. Hruby and Pierce currently comprise the Compensation Committee.

         Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 2000 Annual Meeting" for procedures with respect to nominations by stockholders.

         During 1999, the Stock Option Committee held four meetings, the Audit Committee held two meetings and the Compensation Committee met once. In 1999, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

                                   PROPOSAL II
                     APPROVAL OF THE CFC INTERNATIONAL, INC.
                             2000 STOCK OPTION PLAN

         We ask for your approval of the CFC International, Inc. 2000 Stock Option Plan, which we shall refer to as the 2000 Plan in the remainder of this discussion.

         We expect that our pool of shares for stock option grants under the Stock Option Plan will be exhausted before year-end. The Stock Option Plan provides incentives to management to achieve both short-term and long-term objectives, including increasing return to stockholders. We grant stock options to buy the Company's Common Stock at the current market price on the grant date. As a result, an optionee will benefit when the share price increases above the option exercise price and the option is exercised, in which case stockholders also will benefit from the increased value of their stock.

         We believe that the potential reward offered by stock options enables us to attract and retain employees. Although stock options are potentially dilutive to current stockholders, they help the Company compete for talent in a competitive industry. Our employees' willingness to accept stock options as part of their compensation demonstrates their commitment to the Company's long-term success. For these reasons, the Board of Directors believes that it is in the best interests of the Company and our stockholders to adopt a new stock option plan for executives and key employees. The Board of Directors adopted the 2000 Plan on November 12, 1999, subject to stockholder approval at the annual meeting.


         We summarize below certain key features of the 2000 Plan. Because it is a summary, it may not contain all the information that is important to you. Please read the full text of the 2000 Plan, which we have included as Appendix A, before you decide how to vote.

                          Description of the 2000 Plan

Purpose                   We believe the 2000 Plan will help us
and  Eligibility          attract,   retain  and  motivate  executives  and  key
                          personnel by offering them a favorable  opportunity to
                          become holders of stock in the Company, thereby giving
                          them a permanent stake in the growth and prosperity of
                          the Company and  encouraging  the  continuity of their
                          services with the Company or its subsidiaries.  If the
                          market value of the Company's  Common Stock increases,
                          optionees   will   receive   value,    as   will   our
                          stockholders. As of March 20, 2000, the closing market price of Common Stock of the Company as quoted on the Nasdaq National Market System was $7.25.

                          The 2000 Plan permits the grant of stock options to executives and key personnel. All employees, including directors who are not members of the Stock Option Committee, are eligible to participate in the 2000 Plan.

Shares                    The Board of  Directors  has  authorized  a
Available                 total of 150,000  shares of Common  Stock for issuance
                          under the 2000 Plan.  Shares subject to options may be
                          made available  from unissued or reacquired  shares of
                          the Common Stock.
                          If the Company's capitalization changes or if there is
                          a merger or a similar transaction,  we will adjust the
                          number of shares and the kind of shares  available for
                          issuance and the other limits under the 2000 Plan.  If
                          an  option   expires  or  is  terminated  or  canceled
                          unexercised as to any shares,  those  released  shares
                          may again be optioned.
Administration            The Stock Option Committee of the Board of Directors,
                          consisting of at least two non-employee directors, will administer the 2000 Plan. In general, the committee has full discretion to select participants, determine the number of shares subject to each option, the option price of the shares subject to each option
                          (which price shall not be less than fair market value of the shares at the date of grant), the time or times when each options becomes exercisable, and the duration of the grant, and adopt rules, regulations and guidelines for the proper administration of the 2000 Plan.

Awards The committee will determine vesting, exercisability, payment and other restrictions applicable to an award.

                          Stock options are not intended to quality as "incentive stock options" under the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price of any stock option must be at least equal to the fair market value of the Common Stock on the grant date. Stock options will have terms of no more than ten years. Each option becomes exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Stock Option Committee may in its discretion determine at the date of grant.

                          The Stock Option Committee, at its discretion, may accelerate the exercisability of any option, or at any time before the expiration or termination of an option previously granted, extend the terms of the option for additional periods, except that the aggregate option period with respect to any option shall never exceed ten years.

                          The Stock Option Committee may permit the exercise price to be paid, all or in part, by delivery to the Company of other shares of Common Stock of the Company, valued at the fair market value at the close of business on the date preceding the date of exercise. All options under the 2000 Plan will expire 30 days after the participant's termination of employment or directorship with the Company and its subsidiaries, except in the case of death, disability, retirement, or cause. If a participant's employment or directorship is terminated because of death or permanent disability, the optionee must exercise the option within one year. In the event of termination due to retirement, the option must be exercised within three months after the date of termination, but only to the extent that the option was exercisable at the date of termination. If an optionee is removed for cause, the option expires immediately and all rights to purchase shall terminate. For this purpose, removal for cause means removed on account of dishonesty, disloyalty, or insubordination.

Amendment                 We may suspend, amend, or discontinue the 2000 Plan at
                          any time. However, we may not suspend, amend or discontinue the 2000 Plan, nor can the Stock Option
                          Committee amend any outstanding award, without a participant's consent if it would adversely affect the participant's rights under such award. In addition, we will not amend the 2000 Plan without stockholder approval to increase the maximum shares which may be purchased by all optionees under the 2000 Plan, change the minimum purchase price of any option, change the limitations on the option period or increase the time limitations on the grant of options or permit the granting of options to members of the Stock Option
                          Committee.

Effectiveness             The 2000 Plan  shall  take  effect  only upon
and Term                  stockholder approval at the annual meeting. Subject to
                          such stockholder approval, the 2000 Plan will remain in effect until the tenth anniversary of the date on which it is originally approved.

Options Expected          As of this date of this proxy statement, the Stock
to be                     Option Committee  has not made any decision  about
Awarded                   options that will be  granted  in 2000  under the 2000
under the                 Plan.  However,  it is expected that no executive
2000 Plan                 officer,  director or nominee,  nor any of their
                          associates, will receive options under the Plan. In addition, we expect that no single employee will receive more than 5% of the options granted under the Plan.


                         Federal Income Tax Consequences

         The following discussion is only a summary of general federal income tax consequences to the Company and participants, and does not cover all possible federal, state or local income tax consequences of participation in the 2000 Plan.

Grant                     The grant of a stock  option has no immediate  federal
of Awards                 income tax consequences.   The  participant  will  not
                          recognize any income and the company will not be entitled to any tax deduction.

Exercise of Non-Qualified The optionee generally will recognize ordinary income
Stock Options             in an amount equal to the excess of the fair market
                          value of the shares on the exercise date over the option exercise price.

Tax  Deductions           Upon the exercise of a non-qualified stock option, the
by the Company            Company generally will be allowed an income tax
                          deduction equal to the ordinary income recognized by a participant.

                          The Company may be unable to deduct amounts that would otherwise be deductible under the rules described above (a) if it is determined that the amount paid does not constitute reasonable compensation; (b) if the amount paid constitutes part of the acquisition price of another business or is otherwise  required to be capitalized;  (c)
                          if  the   Company   fails  to  comply  with
                          requirements   relating   to   the   proper
                          reporting   of    compensation    and   tax
                          withholding;   (d)  if  the  services  with
                          respect to which the  compensation  is paid
                          are rendered to an affiliate of the company
                          that does not file a  consolidated  federal
                          income tax return with the company;  or (e)
                          if  Section  162(m)  of the  Code  applies.
                          Section  162(m)  provides in general that a
                          publicly traded company may not deduct more
                          than $1 million in compensation paid in any
                          one  calendar  year to its chief  executive
                          officer or to any other  executive  officer
                          whose   compensation   is  required  to  be
                          disclosed in its proxy statement.

         Adoption of the 2000 Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting is necessary to approve the adoption of the 2000 Plan.

      The Board of Directors unanimously recommends that you vote "FOR" the approval of the CFC International, Inc. 2000 Stock Option Plan.


                                  PROPOSAL III
                     APPROVAL OF THE CFC INTERNATIONAL, INC.
                        2000 DIRECTORS' STOCK OPTION PLAN

         We ask for your approval of the CFC International, Inc. 2000 Directors' Stock Option Plan, which we shall refer to as the 2000 Directors' Plan in the remainder of this discussion.

         We expect that our pool of shares for stock option grants under the Directors' Stock Option Plan soon will be exhausted. The Directors' Stock Option Plan offers the Company's non-employee directors a favorable opportunity to become stockholders, thereby giving them a permanent stake in the growth and prosperity of the Company. The Board of Directors believes that it is in the best interests of the Company and our stockholders to adopt a new stock option plan for the Company's non-employee directors. The Board of Directors adopted the 2000 Directors' Plan on November 12, 1999, subject to stockholder approval at the annual meeting.

         We summarize below certain key features of the 2000 Directors' Plan. Because it is a summary, it may not contain all the information that is important to you. Please read the full text of the 2000 Directors' Plan, which we have included as Appendix B, before you decide how to vote.

                     Description of the 2000 Directors' Plan

Purpose                   We believe the 2000 Plan will help us
and  Eligibility          retain   non-employee   directors   and  align   their
                          interests  more  closely  with  the  interests  of the
                          Company's  stockholders  by offering  them a favorable
                          opportunity  to become  stockholders  of the  Company,
                          thereby  giving them a  permanent  stake in the growth
                          and  prosperity  of the  Company and  encouraging  the
                          continuity of their services with the Company.  If the
                          market value of the Company's  Common Stock increases,
                          optionees   will   receive   value,    as   will   our
                          stockholders.

                          The 2000 Directors' Plan permits the grant of stock options to all non-employee directors of the Company.

Shares Available          The Board of Directors has authorized a total of
                          50,000 shares of Common Stock for issuance under the 2000 Directors' Plan. Shares subject to options may be made available from unissued or reacquired shares of the Company's Common Stock.

                          If the Company's capitalization changes or if there is a merger or a similar transaction, we will adjust the number of shares and the kind of shares available for issuance and the other limits under the 2000 Directors' Plan. If an option expires or is terminated or canceled unexercised as to any shares, those released shares may again be optioned.

Administration            The  Board  of  Directors  will  administer  the  2000
                          Directors' Plan. In general, the Board of Directors shall interpret the terms and provisions of the 2000
                          Directors' Plan.


Awards If stockholders approve the 2000 Directors' Plan, all non-employee directors elected after the annual meeting of stockholders shall be granted an option to purchase 10,000 shares of the Company's Common Stock upon the director's initial election to the Board of Directors.

                          Non-employee directors re-elected to the Board of Directors at this annual meeting of stockholders shall be granted an option to purchase 2,500 shares of the Company's Common Stock upon the director's re-election.
                          Stock options are not intended to quality as "incentive stock options" under the Code. The exercise price of any stock option shall be the fair market value of the Company's Common Stock on the grant date. Stock options shall have terms of ten years and will become exercisable with respect to 25% of the shares subject to the option 12 months after the date of its grant and with respect to an additional 25% at the end of each 12-month period during each of the succeeding three years.

                          The Stock Option Committee may permit the exercise price to be paid, all or in part, by delivery to the Company of other shares of Common Stock of the Company, valued at the fair market value at the close of business on the date preceding the date of exercise. All options under the 2000 Directors' Plan will expire 30 days after the participant's tenure as director is terminated, except in the case of death, disability, retirement, or cause. If a participant's tenure as director is terminated because of death or permanent disability, the optionee must exercise the option within one year. In the event of termination due to retirement, the option must be exercised within three months after the date of termination, but only to the extent that the option was exercisable at the date of termination. If an optionee is removed for cause, the option expires immediately and all rights to purchase shall terminate. For this purpose, removal for cause means removed on account of dishonesty, disloyalty, or insubordination.

Amendment                 The Company may suspend, amend, or discontinue the
                          2000 Plan at any time. However, the Company may not suspend, amend or discontinue the 2000 Plan, nor can the Stock Option Committee amend any outstanding award, without a participant's consent if it would adversely affect the participant's rights under such award. In addition, the Company will not amend the 2000 Plan without stockholder approval to increase the maximum shares which may be purchased by all optionees under the 2000 Plan, change the minimum purchase price of any option, or change the limitations on the option period or increase the time limitations on the grant of options.

Effectiveness             The 2000  Directors'  Plan shall take  effect
and Term                  only upon stockholder  approval at the annual meeting.
                          Subject to stockholder  approval,  the 2000 Directors'
                          Plan will remain in effect until the tenth anniversary of the date on which it is originally approved.


Options expected to be awarded in 2000 under               Securities
the 2000 Directors' Plan                                 Underlying Options
------------------------                                 ------------------

William G. Brown                                                2,500
     Non-employee Director
Robert B. Covalt                                                2,500
     Non-employee Director
Richard Pierce                                                  2,500
     Non-employee Director
David D. Wesselink                                              2,500
     Non-employee Director

No other person, executive officer, or employee is eligible to receive options under the 2000 Directors' Plan.


                         Federal Income Tax Consequences

         The following discussion is only a summary of general federal income tax consequences to the Company and participants, and does not cover all possible federal, state or local income tax consequences of participation in the 2000 Directors' Plan.

Grant                     The grant of a stock  option has no immediate federal
of Awards                 income tax consequences.  The  participant  will  not
                          recognize any income and the company will not be entitled to any tax deduction.

Exercise of Non-Qualified The optionee  generally will recognize ordinary
Stock                     income in an amount equal to the excess of the fair
Options                   market value of the shares on the exercise date over
                          the option exercise price.

Tax  Deductions           Upon the exercise of a  non-qualified  stock option,
by the                    the Company  generally will be allowed an income tax
Company                   deduction  equal to the ordinary income recognized by
                          a participant.

                          The Company may be unable to deduct amounts that would otherwise be deductible under the rules described above (a) if it is determined that the amount paid does not constitute reasonable compensation; (b) if the amount paid constitutes part of the acquisition price of another business or is otherwise required to be capitalized; (c) if the Company fails to comply with requirements relating to the proper reporting of compensation and tax withholding; (d) if the services with respect to which the compensation is paid are rendered to an affiliate of the company that does not file a consolidated federal income tax return with the company; or (e) if Section 162(m) of the Internal Revenue Code applies.

     Adoption of the 2000 Directors' Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the meeting is necessary to approve the adoption of the 2000 Directors' Plan.


      The Board of Directors unanimously recommends that you vote "FOR" the approval of the CFC International, Inc. 2000 Directors' Stock Option Plan.

Other Matters

         We know of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 20, 2000, certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below under "Management Compensation"), and by all directors and executive officers as a group. As of such date, there were 147 record holders and approximately 700 beneficial holders of Common Stock and 4,201,866 shares of Common Stock outstanding.
                                                   Shares Beneficially
                                                         Owned
                                                         -----
Name(1)                                            Number(2)   Percent
------                                            ---------   -------
Roger F. Hruby (3)................................ 2,432,321    57.9
Dennis W. Lakomy..................................   322,264     7.7
William G. Brown (4)..............................   164,569     3.9
Richard L. Garthwaite.............................    50,000     1.1
Robert B. Covalt..................................     5,000      *
Richard Pierce....................................    11,000      *
David D. Wesselink................................    13,000      *
RFH Investments, LP (5)...........................   930,044    22.1
Royce & Associates, Inc.(6).......................   468,000    11.1
Artisan Partners Limited Partnership (7)..........   390,800     9.3
All directors and executive officers as a group
(7 persons) (3)(4)................................ 2,579,041    61.4
-----------
* Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State
     Street, Chicago Heights, Illinois  60411.
(2) The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group include in each case all outstanding stock options covering shares of Common Stock that were exercisable within 60 days of March 20, 2000 by that person or group as follows: (i) Dennis W. Lakomy - 1,414; (ii) William G. Brown - 10,000; (iii) Robert B. Covalt - 5,000; (iv) Richard Pierce - 10,000; (v) David D. Wesselink - 10,000; and all directors and executive officers as a group (including such individuals) - 27,018.
(3) Includes 930,044 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hruby's immediate family or trusts for the benefit of such family members), but does not include
     512,989 shares of Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 469,500 shares of Common Stock which Mr. Lakomy and members of Mr. Brown's family beneficially owned immediately after the Company's initial public offering of Common Stock in November 1995, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. Mr. Hruby also holds an irrevocable voting proxy on Mr. Garthwaite's 50,000 shares. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Company's Voting Preferred Stock with an exercise price of $500 per share. The Voting Preferred Stock is entitled to 1,000 votes per share on all matters to be voted upon by the Company's stockholders.
(4) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Brown's family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.
(5) RFH Investments, LP also owns 512,989 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Company's stockholders and not included in shares owned.
(6) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 9, 2000 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1414 Avenue of the Americas, New York, New York 10019.
(7) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 14, 2000 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1000 North Water Street, #1770, Milwaukee, WI 53202.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires that our directors and executive officers, and any person who own more than 10% of the Common Stock, to report their transactions in the Common Stock to the Securities and Exchange Commission and the Company within a specified period following a transaction. Based solely on our review of copies of the forms that we have received, we believe that during 1999, our executive officers, directors, and greater than 10% stockholders complied with their reporting obligations.

                             MANAGEMENT COMPENSATION

         The following table provides certain summary information concerning the compensation paid or accrued during the year ended December 31, 1999 to our Chief Executive Officer and to each of the other executive officers who received compensation in excess of $100,000 during the last fiscal year (the "Named Executive Officers"). The Company does not have a restricted stock award program or a long-term incentive plan.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                            Long-Term
                                                              Compen-
                                                              sation
                                                               Awards
                                                               ------
                            ANNUAL COMPENSATION     Other    Securities   All
                            -------------------     Annual   Underlying  Other
                                                    Compen-    Options/  Compen-
Name and Principal                Salary    Bonus   sation       SARs    sation
    Position               Year     ($)      ($)      ($)         (#)     ($)*
    --------               ----     ---       --      ---         ---     ----
Roger F. Hruby............ 1999   385,000   59,460        -         -     5,000
 Chairman of the Board     1998   350,000        -        -         -     5,000
 Chief Executive Officer   1997   329,240        -        -         -     3,000

Richard L. Garthwaite..... 1999   188,194   30,000  135,697(1) 50,500         -
 President, Chief Operating   -         -        -        -         -         -
  Officer                     -         -        -        -         -         -

Dennis W. Lakomy.......... 1999   181,912   18,027        -         -     3,643
 Executive Vice President, 1998   175,665        -        -         -     3,568
 Chief Financial Officer,  1997   165,375        -        -    19,458     3,000
 Treasurer, and Secretary
-----------
* Reflects matching contributions made by the Company pursuant to the Company's contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employee's income that the employee contributes.
(1) Mr. Garthwaite was awarded 50,000 restricted shares of the Company's stock having a fair market value of the amount shown in the table on January 18, 1999, the date of the grant, with 25% immediately vesting, and the remainder vesting equally over the first three anniversary dates.

Option Grants in Last Fiscal Year

     The following table sets forth individual grants of stock options made to Named Executive Officers during 1999.

                                        Percent
                                           of                      Potential
                                         Total                     Realizable
                                        Options                     Value at
                                        Granted                     Assumed
                                           to   Exer-               Rates of
                                        Employ- cise               Stock Price
                                          ees    or             Appreciation for
                                           in   Base   Expir-    Option Term (3)
                      Date of  Options  Fiscal Price  ation     ---------------
       Name            Grant(1) Granted   Year  (2)    Date      5%        10%
--------------------- ---------  ------  ----- ----- -------- --------  --------

Roger F. Hruby
Richard L. Garthwaite  03/26/99  35,500  39.5% $9.50 03/26/07 $158,753  $380,243
                       03/26/99  15,000  16.7%  9.50 03/26/09   68,037   162,961
Dennis W. Lakomy
-----------
(1) Except for specific situations, the options granted become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

(2) Under our Stock Option Plan, the exercise price must be the fair market value of our Common Stock on the date of grant.

(3) These amounts represent certain assumed annual rates of appreciation calculated from the exercise price, as required by the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings depend on the future performance of our Common Stock. We cannot assure you that the amounts reflected in this table will be achieved.

Option Exercises and Year-End Valuation

         The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights ("SARs") during 1999 and unexercised options and SARs held on December 31, 1999:

                 AGGREGATE 1999 OPTION/SAR EXERCISES AND VALUES

                                                                Value of
                                          Number of             Unexercised
                                          Securities            In-the
                                          Underlying            Money
                                          Unexercised           Options/
                                        Options/SARs at         SARs at
                          Shares           12/31/99             12/31/99*
                          Aquired       -----------------  -----------------
                             on    Value            Unexer-            Unexer-
                           Exer-  Real-  Exercis-    cise-  Exercis-    cise
                           cise   ized    able      able    able       able
Name                        (#)    ($)     (#)       (#)     ($)        ($)
----                        ---    ---     ---       ---     ---        ---

Roger F. Hruby.........      -      -       -         -       -          -
Richard L. Garthwaite..      -      -       -       50,500    -          -
Dennis W. Lakomy.......      -      -    1,414      18,044    -          -
-----------
* This column indicates the aggregate amount, if any, by which the market value of the Common Stock on December 31, 1999 exceeded the options' exercise price and is based on the closing per share sale price of the Common Stock on such date of $6.125 as quoted on the Nasdaq National Market.

Directors' Compensation

         We pay our directors who are not employees $1,500 for each board meeting attended and $750 for each board committee meeting attended that is not held on the same day as a board meeting. We do not pay our directors an annual retainer. We do not pay our directors who are also our employees any compensation for serving as directors.

         Upon the closing of the Company's initial public offering of Common Stock (the "IPO"), each of the Company's non-employee directors, Messrs. Brown, Pierce and Wesselink, were automatically granted, pursuant to the CFC International, Inc. Directors' Stock Option Plan, a one-time option covering 10,000 shares of Common Stock. Each of the options has a term of ten years and a per share exercise price of $9.50. The options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

         We have an employment agreement with Mr. Garthwaite under which he is entitled to receive an annual base salary and bonus. In addition, the agreement provides for the payment of compensation and benefits if Mr. Garthwaite's employment is terminated following a change in control of the Company. If Mr. Garthwaite is terminated following a change in control, he will receive a payment equal to 24 months of his base salary plus a prorated bonus.

Compensation Committee Interlocks and Insider Participation

         Until August 1995, Mr. Hruby, the Company's Chief Executive Officer, approved the terms of the compensation of the Company's executive officers. In August 1995, the Company's Board of Directors formed a Compensation Committee, which is currently comprised of Messrs. Hruby and Pierce, which determines the compensation of the Company's executive officers in the future.

         In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors generally determines the compensation of our executive officers. The Compensation Committee currently consists of two directors of the Company. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 1999 is furnished by the directors who then comprised the Compensation Committee.

General Policies

         Our compensation program is intended to enable us to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the executive compensation program is composed primarily of a base salary, bonuses, and stock option grants.

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). We do not expect the compensation currently paid to the Company's executive officers, including pursuant to the Employee Plans, to exceed the $1 million cap.

Cash Compensation

         We determine base salaries for executive officers by subjectively assessing the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually and, from time to time, by the Compensation Committee and adjusted appropriately. We exceeded our minimum targeted performance expectations during 1999. As a result, our executive officers will receive a bonus for 1999 in 2000.

Stock Options

         We may grant options to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Employee Plans. The Stock Option Committee takes into account factors including salary, position and responsibilities when granting options to executive officers. In 1999, the Stock Option Committee granted options to purchase 90,800 shares of Common Stock pursuant to the Stock Option Plan and options to purchase 9,380 shares of Common Stock pursuant to the Stock Purchase Plan.

Chief Executive Officer Compensation

         During 1999, our most highly compensated executive officer was Roger F. Hruby, Chairman and Chief Executive Officer since the date of our incorporation. Prior to the creation of the Compensation Committee, Mr. Hruby determined his annual compensation by using the same criteria he used to determine the compensation levels for other corporate officers and based his compensation on his assessment of his overall performance and on information regarding awards made by similar companies. Since the creation of the Compensation Committee, the Compensation Committee has reviewed Mr. Hruby's compensation using the same criteria that it uses to determine compensation levels for other corporate officers. No specific weighting was assigned to these factors. Based on its review, the Compensation Committee believes that Mr. Hruby's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committee's view, Mr. Hruby's fiscal 1999 compensation package reflects an appropriate balance of (i) the Company's performance in fiscal 1999,
(ii) Mr. Hruby's own performance level, and (iii) competitive standards. Mr. Hruby's compensation typically consists of a base salary and bonus.

                                          Compensation Committee Members
                                                   Richard Pierce
                                                   Roger F. Hruby

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total returns of the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on November 16, 1995, the effective date of the registration of the Common Stock under Section 12 of the Exchange Act, and ending on December 31, 1999, the last day of the Company's 1999 fiscal year.

                         Comparison of Cumulative Return
            vs. Nasdaq Composite and S&P Chemical Composite Indices*



Company/Index Name       12/29/95    12/31/96    12/31/97    12/31/98   12/31/99
------------------       --------    --------    --------    --------   --------
CFC International, Inc.  $ 90.79      $118.42     $123.68     $ 84.21   $ 64.47
Nasdaq Composite Index    100.73       123.61      150.35      209.93    389.60
S&P Chemical Composite
 Index                    104.49       127.89      152.50      141.21    161.06
         --------
* Assumes $100 invested on November 16, 1995 in the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index. Historical results are not necessarily indicative of future performance.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent accountants for our current fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has served as our independent auditors since 1986. We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from you.

                             SOLICITATION OF PROXIES

         The Board of Directors will solicit proxies through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but we will not compensate these persons for these services. We will request brokerage firms, banks, fiduciaries, voting trustees, or other nominees to forward the soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. We will bear the entire cost of the Board of Directors' solicitation.

         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         In accordance with rules promulgated by the Securities and Exchange Commission, if you wish to submit a proposal for inclusion in the proxy material to be distributed by us in connection with the 2001 Annual Meeting, you must do so no later than November 29, 2000. Any such proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. Upon submitting a proposal, you shall provide us with a written notice that includes your name and address, the number of shares of Common Stock that you hold of record or beneficially, the dates upon which you acquired your shares, and documentary support for your claim of beneficial ownership.

                                     GENERAL

         It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                       By Order of the Board of Directors

                       Dennis W. Lakomy
                       Executive Vice President, Chief Financial Officer, Treasurer, and Secretary